Exhibit 4.9

(1) FIRST EASY GROUP LIMITED

(2) FAST ACTION MANAGEMENT LIMITED

(3) IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

(4) IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.

(5) GGV II DELAWARE L.L.C.

(6) JAFCO ASIA TECHNOLOGY FUND III

(7) GENERAL CATALYST GROUP IV, L.P.

(8) GC ENTREPRENEURS FUND IV, L.P.

(9) CAPITAL TODAY INVESTMENT IV LIMITED

(10) KTB CHINA OPTIMUM FUND

(11) CA-JAIC CHINA INTERNET FUND

(12) CRESCENT PEAK LIMITED

(13) CRESCENT P.E., LTD.

(14) VENROCK ASSOCIATES V, L.P.

(15) VENROCK PARTNERS V, L.P.

(16) VENROCK ENTREPRENEURS FUND V, L.P.

(17) CRESCENT PEAK II LIMITED

(18) SENNETT INVESTMENTS (MAURITIUS) PTE LTD

(19) STARCLOUD MEDIA CO., LIMITED

and

(20) TUDOU HOLDINGS LIMITED

Sale and Purchase Agreement

in relation to the entire issued share capital of

STARCLOUD MEDIA CO., LIMITED

Dated as of SEPTEMBER [ 21 ], 2010

INDEX

1.	INTERPRETATION	2

2.	SALE AND PURCHASE OF THE SALE SHARES	3

3.	CONSIDERATION	4

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDORS, BVI COMPANY, DR. SHI AND PURCHASER	4

5.	COMPLETION	5

6.	POST COMPLETION EFFECT	6

7.	FURTHER ASSURANCE AND ASSISTANCE	6

8.	DOCUMENTS CONSTITUTING AGREEMENT	7

9.	CONFIDENTIALITY	7

10.	NOTICES AND OTHER COMMUNICATIONS	8

11.	COSTS AND EXPENSES	8

12.	COUNTERPARTS	8

13.	GOVERNING LAW AND DISPUTE RESOLUTION	8

14.	AMENDMENTS	9

15.	SUCCESSORS AND ASSIGNS	9

SCHEDULE 1 - PARTICULARS OF THE BVI COMPANY		13

SCHEDULE 2 - THE WARRANTIES		16

SCHEDULE 3 - FORM OF THE SHAREHOLDER’S RESOLUTIONS OF TUDOU HOLDINGS LIMITED		20

SCHEDULE 4 - FORM OF BOARD RESOLUTIONS OF TUDOU HOLDINGS LIMITED		22

SCHEDULE 5 - FORM OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF TUDOU HOLDINGS LIMITED		26

SCHEDULE 6 - FORM OF BOARD RESOLUTIONS OF STARCLOUD MEDIA CO., LIMITED		27

THIS AGREEMENT is made this 21 day of September 2010

AMONG

(1) FIRST EASY GROUP LIMITED of P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (“First Easy”);

(2) FAST ACTION MANAGEMENT LIMITED of P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (“Fast Action”) ;

(3) IDG TECHNOLOGY VENTURE INVESTMENT III, L.P. of c/o IDGC Management (Hong Kong) Limited Unit 1509, The Center, 99 Queen’s Road, Central, Hong Kong (“IDG III”);

(4) IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P. of c/o IDGC Management (Hong Kong) Limited Unit 1509, The Center, 99 Queen’s Road, Central, Hong Kong (“IDG IV”);

(5) GGV II DELAWARE L.L.C. of c/o Granite Global Ventures, 2494 Sand Hill Road, Suite 100, Menlo Park, CA 94025 (“GGV”);

(6) JAFCO ASIA TECHNOLOGY FUND III of 6 Battery Road, #42-01, Singapore 049909 (“JAFCO”);

(7) GENERAL CATALYST GROUP IV, L.P. of c/o General Catalyst Partners, 20 University Road, Suite 450 Cambridge, MA 02138, USA (“General Catalyst”);

(8) GC ENTREPRENEURS FUND IV, L.P. of c/o General Catalyst Partners, 20 University Road, Suite 450 Cambridge, MA 02138 (“GC Entrepreneurs”);

(9) CAPITAL TODAY INVESTMENT IV LIMITED of c/o CCS Management Limited Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands (“Capital Today”);

(10) KTB CHINA OPTIMUM FUND of c/o KTB China Optimum Fund, KTB Network Building, 826-14 YeokSam-Dong, Kangnam District, Seoul, Korea (“KTB”);

(11) CA-JAIC CHINA INTERNET FUND of Seiko Takebashi-Kyodo Building, 3-11 Kandanishiki-cho, Chiyoda-ku, Tokyo 101-8570, Japan +81-3-3259-8511 (“CA-JAIC”);

(12) CRESCENT PEAK LIMITED of OneTemasek Avenue #20-1 Millenia Tower, Singapore 039192 (“Crescent Peak”);

(13) CRESCENT P.E., LTD. of Harbour Place, 103 South Church Street, P.O. Box 1304, Grand Cayman KY1-1102 (“Crescent P.E.”);

(14) VENROCK ASSOCIATES V, L.P. of 3340 HillviewAvenue, Palo Alto, CA 94304 (“Venrock Associates”);

(15) VENROCK PARTNERS V, L.P. 3340 HillviewAvenue, Palo Alto, CA 94304 (“Venrock Partners”);

(16) VENROCK ENTREPRENEURS FUND V, L.P. of 3340 HillviewAvenue, Palo Alto, CA 94304 (“Venrock Entrepreneurs”);

(17) CRESCENT PEAK II LIMITED of One Temasek Avenue, #20-01 Millenia Tower, Singapore 039192 (“Crescent Peak II”);

(18) SENNETT INVESTMENTS (MAURITIUS) PTE LTD of 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (“Sennett Investments”);

(together known as the “Vendors” or individually the “Vendor”)

(19) BVI COMPANY (as defined below)

and

(20) TUDOU HOLDINGS LIMITED, a company incorporated in the Cayman Islands whose registered office is situated at Scotia Center, 4th Floor, P.O.Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands (the “Purchaser”).

PRELIMINARY

(A)	WHEREAS, the Vendors (or their nominees) together are the registered owners of the entire issued share capital of the BVI Company (as hereinafter defined).

(B)	WHEREAS, in preparation for a proposed initial public offering and concurrent listing on the NYSE/Nasdaq Global Market, the BVI Company (as hereinafter defined) intends to reorganize such that the BVI Company becomes a wholly owned subsidiary of the Purchaser by virtue of the existing shareholders (or their respective nominees) of the BVI Company selling all of their shares of the BVI Company to the Purchaser in exchange for the same proportional equity interests in the Purchaser as their proportional shareholdings in the BVI Company (the “Share Swap”).

(C)	WHEREAS, subsequent to the Share Swap, the ordinary shares of the Purchaser will be listed on the NYSE/Nasdaq Global Market.

(D)	WHEREAS, the Vendors, who constitute all of the existing shareholders (or their respective nominees) of the BVI Company, and the Purchaser have agreed to a sale and purchase of the Sale Shares (as hereinafter defined) on the following terms and conditions.

IT IS AGREED AS FOLLOWS :

1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:

“BVI Company” means StarCloud Media Co., Limited, brief particulars of which are set out in Part A of Schedule 1;

“Completion” means the completion of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

“Completion Date” means the date on which Completion takes place;

“Consideration” means the consideration for the acquisition of the Sale Shares as described in Clause 3;

“Consideration Shares” means an aggregate of 83,247,924 fully paid up and nonassessable shares of the Purchaser, comprised of ordinary shares, Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares and Series E preferred shares of the Purchaser, each to be issued and alloted to the Vendors pursuant to Part B of Schedule 1;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“PRC” means the People’s Republic of China;

“Sale Shares” means an aggregate of 83,248,024 fully paid up, validly issued and nonassessable shares of the BVI Company, comprised of ordinary shares, Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares and Series E preferred shares of the BVI Company, each owned by the Vendors pursuant to the “Owners of the Sale Shares” in Part A of Schedule 1;

“Securities and Exchange Commission” means the United States Securities and Exchange Commision;

“US$” means United States dollars; and

1.2	Any reference to a Clause, sub-clause or Schedule (other than to a Schedule to a statutory provision) is a reference to a Clause or a sub-clause or Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3	Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4	Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5	The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.	SALE AND PURCHASE OF THE SALE SHARES

Subject to the terms and conditions set forth in this Agreement, each Vendor agrees to sell, assign and transfer to the Purchaser on the Completion Date, severally, but not jointly, and also consents to other Vendors’ selling, assigning and transferring to the Purchaser (including waiving any right of first refusal or other restriction thereon), and the Purchaser agrees to purchase from each Vendor on the Completion Date, the number of shares set forth opposite the name of such Vendor under “Owners of the Sale Shares” on Schedule I, Part A hereto.

3.	CONSIDERATION

3.1	The total consideration for the sale by the Vendors of the Sale Shares shall be the allotment and issue by the Purchaser pursuant to the terms of Clause 3.2 to each of the Vendors (or their respective nominees) of such number of Consideration Shares as is set forth next to the name of the respective Vendor (or their respective nominees) in Columns 2 and 3 of Part B of Schedule 1.

3.2	The Consideration Shares shall be allotted and issued as fully paid, validly issued and nonassessable and shall have such rights, preferences and privileges as set forth in the Purchaser’s Amended and Restated Memorandum and Articles of Association in the form attached hereto as Schedule 5.

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDORS, BVI COMPANY AND PURCHASER

4.1	Each of the Vendors hereby severally represents, warrants and undertakes to the Purchaser that each of the matters set out in Schedule 2, Part A (each of the warranties being hereinafter referred to as a “Vendor Warranty” and together as the “Vendor Warranties”) (insofar as it relates to the respective Vendor) is true and correct in all respects as of the date of this Agreement and as of the Completion Date and acknowledges that the Purchaser is entering into this Agreement in reliance upon the Vendor Warranties and that the Purchaser shall be entitled to treat the Vendor Warranties as conditions of this Agreement.

4.2	Each of the BVI Company and Purchaser (collectively, the “Company Group”) hereby jointly and severally represent, warrant and undertake to each of the Vendors that each of the matters set out in Schedule 2, Part B (each of the warranties being hereinafter referred to as a “Company Warranty” and together as the “Company Warranties” and collectively with the Vendor Warranties, the “Warranties”) is true and correct in all respects as of the date of this Agreement and as of the Completion Date and acknowledge that each of the Vendors is entering into this Agreement in reliance upon the Company Warranties and that each of the Vendors shall be entitled to treat the Company Warranties as conditions of this Agreement.

4.3	Each of the Warranties set out in each sub-paragraph of Schedule 2 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

4.4	The Purchaser’s rights in respect of each of the Vendor Warranties shall survive Completion and continue in full force and effect notwithstanding Completion.

4.5	Each of the Vendor’s rights in respect of each of the Company Warranties shall survive Completion and continue in full force and effect notwithstanding Completion.

5.	COMPLETION

5.1

Completion shall take place at the offices of Latham & Watkins, LLP at 49th Floor, Jinmao Tower, 88 Century Boulevard, Shanghai, China, or such other place as the parties may agree forthwith upon the execution of this Agreement, when all the following business will be simultaneously transacted:

5.1.1	each of the Vendors shall:

(a)	procure his/her/its execution of this Agreement and the Agreement for the Transfer and Assumption of Obligations under the Series D Preferred Shares Purchase Agreement, the Series E Preferred Shares Purchase Agreement, the Fifth Amended and Restated Shareholders’ Agreement, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement and the Fourth Amended and Restated Voting Agreement of equal date hereof (the “Assumption Agreement”), and

(b)	deliver, to the Purchaser, original share certificates in respect of the Sale Shares owned by them respectively, together with instruments of transfer in favour of the Purchaser in respect of the Sale Shares duly executed by the registered holders thereof.

5.1.2	the Purchaser shall:

(a)	procure the passing of the shareholder’s resolutions in the form set out in Schedule 3 and board resolutions in Schedule 4 to authorize the allotment and issue of the Consideration Shares to the Vendors (or their respective nominees) pursuant to the terms of Clause 3.1;

(b)	enter and register the Vendors (or their respective nominees) as shareholders, in such share amounts and to such persons/entities as set forth on Schedule 1, Part B hereto, of the Consideration Shares on the Purchaser’s register of members and, within one business day of Completion, provide each Vendor with a copy of the Purchaser’s register of members certified by a director of the Purchaser as true, accurate and complete as of the date of the Completion;

(c)	procure the execution of the Assumption Agreement; and

(d)	procure the adoption of an Amended and Restated Memorandum and Articles of Association in the form attached hereto as Schedule 5 (which shall be duly filed with and registered by the Registrar of Companies of the Cayman Islands within five (5) days after the Completion).

5.1.3	The BVI Company’s board resolutions in the form as set out in Schedule 6 to authorize the transfer of the Sale Shares to the Purchaser shall be passed;

5.1.4	The BVI Company shall arrange to enter and register the Purchaser as holder of the Sale Shares and enter and register such share transfers on the BVI Company’s register of members;

5.2	The transactions described in Clause 5.1 shall take place at the same time, so that in the event of a default of the performance of any such transactions by either party, the other party shall not be obliged to complete this Agreement or perform any obligations hereunder (without prejudice to any further legal remedies).

5.3	As soon as reasonably practicable following the Completion and in any event not later than fifteen (15) days after the Completion, the Purchaser shall deliver, to the Vendors, original share certificates for the Consideration Shares issued by the Purchaser in such share amounts and to such persons/entities as set forth on Schedule 1, Part B hereto.

5.4	Each member of the Company Group shall use its best efforts to comply at all times with PRC law and, further, shall use its best efforts to timely obtain and/or effect all Approvals required thereof by PRC law at any time and from time to time (including registration with State Administration of Foreign Exchange, if applicable). In addition, each member of the Company Group shall use its best efforts to procure each of the owners or beneficial owners of any equity interest in the Purchaser, whether direct or indirect, to timely obtain all Approvals required by PRC law in relation to such interest in the Purchaser. For purpose of this Agreement, “Approval” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice required to be secured from any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (including the government of the PRC and any other relevant jurisdiction).

6.	POST COMPLETION EFFECT

This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, conditions, representations or warranties which have not been done, observed or performed at or prior to Completion and the parties may take action for any breach or non-fulfilment of any of such obligations, agreement, covenants, undertakings, conditions, representations or warranties either before or after Completion (whether or not such breach or non-fulfilment may have been known to or discoverable by the Purchaser prior to Completion) it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

7.	FURTHER ASSURANCE AND ASSISTANCE

7.1	The Vendors shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may require from time to time effectively to vest the beneficial ownership of the Sale Shares in the Purchaser free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

7.2	The Purchaser shall execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Vendors may require from time to time effectively to vest the beneficial ownership of the Consideration Shares in the Vendors as set forth on Schedule 1, Part B, free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Vendors the full benefit of this Agreement.

7.3	All parties hereto recognize that the Purchaser plans to (i) adopt an equity incentive plan or similar arrangement, which will amend, restate, assume and/or replace the stock option plan amended and restated by the BVI Company on May 12, 2010 (the “BVI Plan”) and (ii) assume or exchange all outstanding stock options issued under the BVI Plan for stock options with comparable terms thereunder.

7.4	All parties hereto recognize that the Purchaser plans to exchange all outstanding warrants issued by BVI Company to Crescent Peak II, GC Entrepreneurs, General Catalyst, GGV, IDG IV, Venrock Associates, Venrock Partners, Venrock Entrepreneurs and Sennett Investments with new warrants issued by the Purchaser with comparable terms.

8.	DOCUMENTS CONSTITUTING AGREEMENT

This Agreement, the Assumption Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto together constitute the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings. In the event of a conflict between the terms and conditions of this Agreement and any previous proposals, representations, warranties, agreements or undertakings, the terms and conditions of this Agreement shall prevail.

9.	CONFIDENTIALITY

9.1	Disclosure of Terms. The terms and conditions of this Agreement, the Assumption Agreement, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby (collectively, the “Share Swap Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

9.2	Permitted Disclosures. Notwithstanding the foregoing, any party hereto may disclose any of the Share Swap Terms to its current or bona fide prospective investors, fund managers, employees, investment bankers, lenders, accountants and attorneys, in each case only on an as-needed basis and where such persons are under appropriate nondisclosure obligations.

9.3	Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Assumption Agreement or the content of any of the Share Swap Terms in contravention of the provisions of this Section 9, such party (the “Disclosing Party”) shall provide the other parties hereto with prompt notice of that fact and shall consult with the other parties hereto regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

9.4	Other Exceptions. Notwithstanding any other provision of this Section 9, the confidentiality obligations of the parties shall not apply to: (a) disclosure as may be required by the Securities and Exchange Commission or applicable securities law or regulations of the United States of America or requirement of any stock exchange or automated trading system; (b) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (c) information which is in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (d) information which enters the public domain without breach of confidentiality by the restricted party.

9.5	Other Information. The provisions of this Section 9 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

10.	NOTICES AND OTHER COMMUNICATIONS

Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

11.	COSTS AND EXPENSES

The parties hereto bear their respective legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

12.	COUNTERPARTS

This Agreement may be executed in counterparts and all counterparts together shall constitute one document.

13.	GOVERNING LAW AND DISPUTE RESOLUTION

13.1	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

13.2	Dispute Resolution.

13.2.1	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party(ies) hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party with notice to the other.

13.2.2	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. The claimant party(ies) and the respondent party(ies) shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

13.2.3	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Center in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 13.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 13.2 shall prevail.

13.2.4	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

13.2.5	Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

13.2.6	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

13.2.7	Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

14.	AMENDMENTS

This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.

15.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TUDOU HOLDINGS LIMITED

By:	/s/ WANG WEI
Name: WANG WEI
Title:

STARCLOUD MEDIA CO., LIMITED

By:	/s/ WANG WEI
Name: WANG WEI
Title:

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WANG WEI

By:	/s/ WANG WEI
Name: WANG WEI

FIRST EASY GROUP LIMITED

By:	/s/ WANG WEI
Name: WANG WEI
Title:

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARC CHRISTIAEN VAN DER CHIJS

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
Name: MARC CHRISTIAEN VAN DER CHIJS

FAST ACTION MANAGEMENT LIMITED

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
Name: MARC CHRISTIAEN VAN DER CHIJS
Title:

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CRESCENT PEAK LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT PEAK II LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT P.E. LTD.

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VENROCK ASSOCIATES V, L.P.
By:	its General Partner, Venrock Management V, LLC

VENROCK PARTNERS V, L.P.
By:	its General Partner, Venrock Partners Management V, LLC

VENROCK ENTREPRENEURS FUND V, L.P.
By:	its General Partner, VEF Management V, LLC

By:	/s/ Ray A. Rothrock
	Name:	Ray A. Rothrock
	Title:	Partner

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL CATALYST GROUP IV, L.P.

By:	General Catalyst Partners IV, L.P. its General Partner

By:	General Catalyst GP IV, LLC its General Partner

By:	/s/ William J, Fitzgerald
Name: William J, Fitzgerald
Title: Member and Chief Financial Officer

GC ENTREPRENEURS FUND IV, L.P.

By:	General Catalyst Partners IV, L.P. its General Partner

By:	General Catalyst GP IV, LLC its General Partner

By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald
Title: Member and Chief Financial Officer

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GGV II DELAWARE L.L.C.
By:	Granite Global Ventures II L.P., its Member
By:	Granite Global Ventures II L.L.C, its General Partner

By:	/s/ Hany Nada
Name: Hany Nada
Title: Managing Director

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.
By:	IDG Technology Venture Investment III, LLC, its General Partner

By:	/s/ Hugo Shong
Name: Hugo Shong
Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.
By:	IDG Technology Venture Investment IV, LLC,
its General Partner

By:	/s/ Hugo Shong
Name: Hugo Shong
Title: Authorized Signatory

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CA-JAIC CHINA INTERNET FUND

By:	/s/ Tetsuya Tsuda
Name: Tetsuya Tsuda
Title: director of JAIC International (Hong Kong) Co.Xtd

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAFCO ASIA TECHNOLOGY FUND III

By:	/s/ Hiroshi Yamada
Name: Hiroshi Yamada
Title: Attorney

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAPITAL TODAY INVESTMENT IV LIMITED

By:	/s/ Deng Wenting
Name: Deng Wenting
Title: Director

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KTB CHINA OPTIMUM FUND

By:	/s/ Charlie Hong
Name: Charlie Hong
Title: Managing Director

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENNETT INVESTMENTS (MAURITIUS) PTE LTD

By:	/s/ Juliet Teo
Name: Juliet Teo
Title: Authorized Signatory

SIGNATURE PAGE TO SALE AND PURCHASE AGREEMENT

SCHEDULE 1

PART A

PARTICULARS OF THE BVI COMPANY

Name	:	Starloud Media Co., Limited

Company number	:	683072

Place of incorporation	:	British Virgin Islands

Date of incorporation	:	November 1, 2005

Registered office	:	P.O. Box 4301, Trinity Chambers, Road Town, Tortola, British Virgin Islands.

Authorised share capital	:	165,402,826 shares, comprised of (i) 94,154,802 ordinary shares, each with a par value of US$0.001, (ii) 6,000,000 Series A preferred shares authorized, each with a par value of US$0.001, (iii) 11,333,340 Series B preferred shares authorized, each with a par value of US$0.001, (iv) 13,781,800 Series C preferred shares authorized, each with a par value of US$0.001, (v) 21,671,117 Series D preferred shares authorized, each with a par value of US$0.001, and (vi) 18,461,767 Series E preferred shares, each with a par value of US$0.001.

Issued shares	:	83,248,024 shares, comprised of (i) 12,000,000 ordinary shares, (ii) 6,000,000 Series A preferred shares, (iii) 11,333,340 Series B preferred shares, (iv) 13,781,800 Series C preferred shares, (v) 21,671,117 Series D preferred shares, and (vi) 18,461,767 Series E preferred shares.

Owners of the Sale Shares	:

Vendor	Type of Shares	No. of Shares

FIRST EASY GROUP LIMITED	ordinary	11,300,000
FAST ACTION MANAGEMENT LIMITED	ordinary	700,000

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.	Series A preferred	6,000,000
	Series B preferred	2,000,000
	Series C preferred	362,680
IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.	Series D preferred	1,144,601
	Series E preferred	738,471

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GGV II DELAWARE L.L.C.	Series B preferred	4,666,670
	Series C preferred	1,088,040
	Series D preferred	3,052,271
	Series E preferred	1,846,177
JAFCO ASIA TECHNOLOGY FUND III	Series B preferred	4,666,670
	Series C preferred	725,360
GENERAL CATALYST GROUP IV, L.P.	Series C preferred	4,239,660
	Series D preferred	1,858,361
	Series E preferred	791,322
GC ENTREPRENEURS FUND IV, L.P.	Series C preferred	112,490
	Series D preferred	49,307
	Series E preferred	20,996
CAPITAL TODAY INVESTMENT IV LIMITED	Series C preferred	4,352,150
KTB CHINA OPTIMUM FUND	Series C preferred	2,176,060
CA-JAIC CHINA INTERNET FUND	Series C preferred	725,360
	Series D preferred	305,227
CRESCENT PEAK LIMITED	Series D preferred	5,985,918
CRESCENT P.E., LTD.	Series D preferred	5,460,095
VENROCK ASSOCIATES V, L.P.	Series D preferred	3,442,579
	Series E preferred	266,529
VENROCK PARTNERS V, L.P.	Series D preferred	291,873
	Series E preferred	22,597
VENROCK ENTREPRENEURS FUND V, L.P.	Series D preferred	80,885

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	Series E preferred	6,262
CRESCENT PEAK II LIMITED	Series E preferred	1,846,177
SENNETT INVESTMENTS (MAURITIUS) PTE LTD	Series E preferred	12,923,236
Total		83,248,024

Directors	:	Wang Wei; Sam Yung King Lai; Zhang Suyang; David Mc Kee Hand; Hany Nada

Principal activity	:	Investment holding

PART B

Record Owner	Type of Consideration Shares to be issued and alloted by the Purchaser	No. of Consideration Shares to be issued and alloted by the Purchaser

FIRST EASY GROUP LIMITED	ordinary	11,299,910
FAST ACTION MANAGEMENT LIMITED	ordinary	699,990

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.	Series A preferred	6,000,000
	Series B preferred	2,000,000
	Series C preferred	362,680
IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.	Series D preferred	1,144,601
	Series E preferred	738,471
GGV II DELAWARE L.L.C.	Series B preferred	4,666,670
	Series C preferred	1,088,040
	Series D preferred	3,052,271
	Series E preferred	1,846,177
JAFCO ASIA TECHNOLOGY FUND III	Series B preferred	4,666,670
	Series C preferred	725,360
GENERAL CATALYST GROUP IV, L.P.	Series C preferred	4,239,660

	Series D preferred	1,858,361
	Series E preferred	791,322

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GC ENTREPRENEURS FUND IV, L.P.	Series C preferred	112,490

	Series D preferred	49,307
	Series E preferred	20,996
CAPITAL TODAY INVESTMENT IV LIMITED	Series C preferred	4,352,150
KTB CHINA OPTIMUM FUND	Series C preferred	2,176,060

CA-JAIC CHINA INTERNET FUND	Series C preferred	725,360

	Series D preferred	305,227
CRESCENT PEAK LIMITED	Series D preferred	5,985,918

CRESCENT P.E., LTD.	Series D preferred	5,460,095
VENROCK ASSOCIATES V, L.P.	Series D preferred	3,442,579

	Series E preferred	266,529
VENROCK PARTNERS V, L.P.	Series D preferred	291,873

	Series E preferred	22,597
VENROCK	Series D preferred	80,885

ENTREPRENEURS FUND V, L.P.	Series E preferred	6,262
CRESCENT PEAK II LIMITED	Series E preferred	1,846,177
SENNETT INVESTMENTS (MAURITIUS) PTE LTD	Series E preferred	12,923,236

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SCHEDULE 2

PART A

THE VENDOR WARRANTIES

1.	Each of the Vendors is solvent, has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

2.	When executed and delivered by the Vendors, this Agreement will constitute a valid and legally binding obligation of each Vendor, enforceable in accordance with its terms.

3.	The execution, delivery and performance of this Agreement by the Vendors does not and shall not:

(a)	violate in any respect the laws and documents incorporating and constituting each of the Vendors;

(b)	result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which any Vendor is a party or which is binding upon it or any of its assets; or

(c)	violate any agreement or other undertaking to which each of the Vendors is a party or which is binding upon it or any of its assets.

4.	Excluding any restrictions described in the charter documents of the BVI Company, any restrictions under the Series D Preferred Shares Purchase Agreement, dated March 26, 2008 (the “Series D Share Purchase Agreement”), by and among the BVI Company, each of the Group Companies as defined therein, each of the Investors as defined therein, each of the Founders as defined therein and other relevant parties, any restrictions under the Series E Preferred Shares Purchase Agreement, dated July 16, 2010 (the “Series E Share Purchase Agreement”), by and among the BVI Company, each of the Group Companies as defined therein, each of the Series E Investors as defined therein, each of the Founders as defined therein and other relevant parties, any restrictions under the Fifth Amended and Restated Shareholders’ Agreement, dated July 28, 2010 (the “Shareholders’ “), by and among the BVI Company, each of the Purchasers as defined therein, each of the Founders as defined therein and other relevant parties, any restrictions under the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated July 28, 2010 (the “RFR Agreement”), by and among the BVI Company, each of the Investors as defined therein, each of the Founders as defined therein and other relevant parties, and any restrictions under the Fourth Amended and Restated Voting Agreement, dated July 28, 2010 (the “Voting Agreement”), by and among the BVI Company, each of the Investors as defined therein, each of the Founders as defined therein and other relevant parties, or the provisions in respect of the redemption of the Series A, Series B, Series C, Series D and Series E preferred shares of the BVI Company contained in that Company’s Seventh Amended and Restated Memorandum and Articles of Association, (i) there are no statutory or contractual restrictions on the Vendor’s ability to transfer its Sale Shares pursuant to this Agreement, (ii) there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of such Sale Shares and there is no agreement or commitment to give or create any of the foregoing; and (iii) each of the Vendors is a registered, and valid legal and beneficial owner of the Sale Shares.

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PART B

THE COMPANY WARRANTIES

1.	Each member of the Company Group (to the extent applicable) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business and the failure to so qualify would have a material adverse effect on its financial condition, business or properties.

2.	Each member of the Company Group is solvent, has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.	When executed and delivered by each member of the Company Group, this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement will constitute a valid and legally binding obligation of each member of the Company Group, enforceable in accordance with its terms.

4.	The execution, delivery and performance of this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement by each member of the Company Group does not:

(a)	violate in any respect the laws and documents incorporating and constituting each member of the Company Group;

(b)	result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which any member of the Company Group is a party or which is binding upon it or any of its assets; or

(c)	violate any agreement or other undertaking to which any of the Company Group is a party or which is binding upon it or any of its assets.

5.	The authorized capital of the Purchaser is and as of the Completion will be US$1,000,000. The authorized capital of the Purchaser consists, or will consist, immediately prior to the Completion of:

(a) Ordinary Shares. 9,928,751,976 ordinary shares, par value US$0.0001 per share (collectively, the “Ordinary Shares”), of which only 100 shares are issued and outstanding, and 9,928,751,876 shares are reserved for future issuance.

(b) Preferred Shares. 71,248,024 preferred shares, which have been designated as (i) 6,000,000 Series A preferred shares, each with a par value of US$0.0001; (ii) 11,333,340 Series B preferred shares, each with a par value of US$0.0001; (iii) 13,781,800 Series C preferred shares, each with a par value of US$0.0001; (iv) 21,671,117 Series D preferred shares authorized, each with a par value of US$0.0001; (v) 18,461,767 Series E preferred shares, each with a par value of US$0.0001, and none of which are issued and outstanding.

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(c) Upon issuance at the Completion, the Consideration Shares will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by the Shareholders’ Agreement, the Voting Agreement, the RFR Agreement (in each case as amended by the Assumption Agreement) and the Amended and Restated Memorandum and Articles of Association attached hereto as Schedule 5. The Ordinary Shares issuable upon conversion of the Series A, Series B, Series C, Series D and Series E preferred shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Memorandum and Articles of Association attached hereto as Schedule 5, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by the Shareholders’ Agreement, the Voting Agreement, the RFR Agreement (in each case as amended by the Assumption Agreement) and the Amended and Restated Memorandum and Articles of Association attached hereto as Schedule 5.

(d) As of the Completion, except as provided in this Agreement, the Shareholders’ Agreement, the Shareholders’ Agreement, the Voting Agreement, the RFR Agreement and any other document or agreement contemplated by or refered to in this Agreement, including the rights and privileges of the Series A, Series B, Series C, Series D and Series E preferred shares set forth in the Amended and Restated Memorandum and Articles of Association attached hereto as Schedule 5:

(i)	there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Purchaser of any of its securities;

(ii)	the Purchaser is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities;

(iii)	there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Consideration Shares and there is no agreement or commitment to give or create any of the foregoing.

6.	There are no statutory or contractual restrictions on the Purchaser’s ability to issue the Consideration Shares pursuant to this Agreement, the Assumption Agreement and any other document or agreement contemplated by this Agreement.

7.	No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of any member of the Company Group will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Completion.

8.	No action, suit, proceeding, claim, arbitration or investigation has been threatened or instituted against any of the Company Group seeking to enjoin, challenge the validity of, or assert any liability against any of them, on account of any transaction contemplated by this Agreement.

9.	The Purchaser is a special purpose vehicle and has no business activities other than (i) the acquisition and holding of the Sale Shares and (ii) such matters as are necessary in the furtherance of an initial public offering of the Purchaser. Except for this Agreement, the Assumption Agreement, the Option Exchange Agreement (the “Option Exchange Agreement”) and the Warrant Exchange Agreement (the “Warrant Exchange Agreement”) entered into with the BVI Company and other relevant parties, and the Registered Office Agreement with Offshore Incorporations (Cayman) Limited, the Purchaser has no outstanding liabilities and is not party to any other contract, agreement or undertaking.

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10.	The Company Group has provided the Vendors with all information that the Company believes is materially necessary to enable the Vendors to decide whether to enter into the transactions contemplated hereunder. None of this Agreement or any other statements or certificates or other materials made or delivered, or to be made or delivered to any of the Vendors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

2-B-3

SCHEDULE 3

FORM OF THE SHAREHOLDERS RESOLUTIONS OF

TUDOU HOLDINGS LIMITED

Unanimous Written Resolutions of the Shareholders of

Tudou Holdings Limited (the “Company”)

We, being the all shareholders of the Company entitled to receive notice of and attend and vote at general meetings of the Company, DO HEREBY ADOPT AND PASS the following resolutions with immediate effect :

RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.	ADOPTION OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION.

The existing Memorandum and Articles of Association of the Company be and are hereby replaced in their entirety with the Amended and Restated Memorandum and Articles of Association, attached hereto as Exhibit A.

2.	VARIATION OF SHARE CAPITAL

The authorised capital of the Company, being US$50,000 divided into 50,000,000 shares of a nominal or par value of US$0.001 each, be and is hereby increased and varied as follows:

a.	by the sub-division of each of the 50,000,000 issued and unissued shares with a par value of US$0.001 each into 10 shares with a par value of US$0.0001 each, so that thereafter, the total number of shares is 500,000,000 shares with par value of US$0.0001 each;

b.	by the creation of an additional 9,500,000,000 shares with a par value of US$0.0001 each to rank pari passu in all respects with the existing shares; and

c.	by re-designating (a) 9,928,751,976 shares as ordinary shares (including all the 100 issued shares of the Company following the sub-division pursuant to sub-paragraph (a) above), and (b) 71,248,024 shares as Preferred Shares, of which (i) 6,000,000 shall be designated as Series A Preferred Shares, (ii) 11,333,340 shall be designated as Series B Preferred Shares, (iii) 13,781,800 shall be designated as Series C Preferred Shares, (iv) 21,671,117 shall be designated as Series D Preferred Shares, and (v) 18,461,767 shall be designated as Series E Preferred Shares, in each case having the rights, preferences, privileges and restrictions attaching thereto as provided in the Amended and Restated Memorandum and Articles of Association adopted pursuant to these resolutions, so that the authorised capital shall be US$1,000,000 divided into (a) 9,928,751,976 ordinary shares with a par value of US$0.0001 each, and (b) 71,248,024 Preferred Shares with a par value of US$0.0001 each, of which (i) 6,000,000 are designated as Series A Preferred Shares, (ii) 11,333,340 are designated as Series B Preferred Shares, (iii) 13,781,800 are designated as Series C Preferred Shares, (iv) 21,671,117 are designated as Series D Preferred Shares, and (v) 18,461,767 are designated as Series E Preferred Shares.

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RESOLVED, AS ORDINARY RESOLUTIONS, THAT:

3.	SALE AND PURCHASE AGREEMENT

The sale and purchase agreement (the “Sale and Purchase Agreement”), attached hereto as Exhibit B, to be entered into between First Easy, Fast Action, IDG III, IDG IV, GGV, JAFCO, General Catalyst, GC Entrepreneurs, Capital Today, KTB, CA-JAIC, Crescent Peak, Crescent P.E., Venrock Associates, Venrock Partners, Venrock Entrepreneurs, Crescent Peak II and Sennett Investments (as defined in the Sale and Purchase Agreement), as vendors (the “Vendors”), and the Company as purchaser, relating to the purchase by the Company of the entire issued share capital (the “Sale Shares”) in StarCloud Media Co., Limited (“StarCloud Media”), be and is hereby approved.

4.	CONSIDERATION

In consideration of the sale by the Vendors of the Sale Shares, the Directors of the Company are hereby authorised to allot and issue as fully paid, validly issued and nonassessable, an aggregate of (i) 11,999,900 Ordinary Shares, (ii) 6,000,000 Series A Preferred Shares, (iii) 11,333,340 Series B Preferred Shares, (iv) 13,781,800 Series C Preferred Shares, (v) 21,671,117 Series D Preferred Shares, and (v) 18,461,767 Series E Preferred Shares (the “Consideration Shares”) to the Vendors (or their respective nominees) in the proportions as set out in Part B of Schedule 1 of the Sale and Purchase Agreement.

5.	SHARE INCENTIVE PLAN

The Company’s 2010 Share Incentive Plan attached hereto as Exhibit C (the “Share Incentive Plan”) be and is hereby approved.

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Date: 21 of September 2010

FIRST EASY GROUP LIMITED

FAST ACTION MANAGEMENT LIMITED

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SCHEDULE 4

FORM OF BOARD RESOLUTIONS OF TUDOU HOLDINGS LIMITED

UNANIMOUS WRITTEN BOARD RESOLUTIONS OF

TUDOU HOLDINGS LIMITED

(THE “COMPANY”)

1	DISCLOSURE OF INTERESTS

It is noted that the directors declared their interests in the matters referred to herein that would require disclosure in accordance with the articles of association of the Company.

2.	SALE AND PURCHASE AGREEMENT

2.1 It was noted that it was proposed that the Company should acquire the entire issued share capital (the “Sale Shares”) in StarCloud Media Co., Limited (“StarCloud Media”) subject to the terms and conditions of the Sale and Purchase Agreement entered into between First Easy, Fast Action, IDG III, IDG IV, GGV, JAFCO, General Catalyst, GC Entrepreneurs, Capital Today, KTB, CA-JAIC, Crescent Peak, Crescent P.E., Venrock Associates, Venrock Partners, Venrock Entrepreneurs, Crescent Peak II and Sennett Investments (as defined in the Sale and Purchase Agreement), as vendors (the “Vendors”), and the Company as purchaser (the “Sale and Purchase Agreement”).

2.2 It was noted that as part of the Sale and Purchase Agreement, the following share transfers would be done:

(a)	a share transfer (“Transfer 1”) in respect of 11,300,000 Ordinary Shares of StarCloud Media from First Easy as the transferor to the Company as the transferee;

(b)	a share transfer (“Transfer 2”) in respect of 700,000 Ordinary Shares of StarCloud Media from Fast Action as the transferor to the Company as the transferee;

(c)	a share transfer (“Transfer 3”) in respect of 6,000,000 Series A preferred shares, 2,000,000 Series B preferred shares and 362,680 Series C preferred shares of StarCloud Media from IDG III as the transferor to the Company as the transferee;

(d)	a share transfer (“Transfer 4”) in respect of 1,144,601 Series D preferred shares and 738,471 Series E prefered shares of StarCloud Media from IDG IV as the transferor to the Company as the transferee;
(e)	a share transfer (“Transfer 5”) in respect of 4,666,670 Series B preferred shares, 1,088,040 Series C preferred shares, 3,052,271 Series D preferred shares and 1,846,177 Series E prefered shares of StarCloud Media from GGV as the transferor to the Company as the transferee;

(f)	a share transfer (“Transfer 6”) in respect of 4,666,670 Series B preferred shares and 725,360 Series C preferred shares of StarCloud Media from JAFCO as the transferor to the Company as the transferee;

(g)	a share transfer (“Transfer 7”) in respect of 4,239,660 Series C preferred shares, 1,858,361 Series D preferred shares and 791,322 Series E prefered shares of StarCloud Media from General Catalyst as the transferor to the Company as the transferee;

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(h)	a share transfer (“Transfer 8”) in respect of 112,490 Series C preferred shares, 49,307 Series D preferred shares and 20,996 Series E prefered shares of StarCloud Media from GC Entrepreneurs as the transferor to the Company as the transferee;

(i)	a share transfer (“Transfer 9”) in respect of 4,352,150 Series C preferred shares of StarCloud Media from Capital Today as the transferor to the Company as the transferee;

(j)	a share transfer (“Transfer 10”) in respect of 2,176,060 Series C preferred shares of StarCloud Media from KTB as the transferor to the Company as the transferee;

(k)	a share transfer (“Transfer 11”) in respect of 725,360 Series C preferred shares and 305,227 Series D prefered shares of StarCloud Media from CA-JAIC as the transferor to the Company as the transferee;

(l)	a share transfer (“Transfer 12”) in respect of 5,985,918 Series D preferred shares of StarCloud Media from Crescent Peak as the transferor to the Company as the transferee;

(m)	a share transfer (“Transfer 13”) in respect of 5,460,095 Series D preferred shares of StarCloud Media from Crescent P.E. as the transferor to the Company as the transferee;

(n)	a share transfer (“Transfer 14”) in respect of 3,442,579 Series D preferred shares and 266,529 Series E prefered shares of StarCloud Media from Venrock Associates as the transferor to the Company as the transferee;

(o)	a share transfer (“Transfer 15”) in respect of 291,873 Series D preferred shares and 22,597 Series E prefered shares of StarCloud Media from Venrock Partners as the transferor to the Company as the transferee;

(p)	a share transfer (“Transfer 16”) in respect of 80,885 Series D preferred shares and 6,262 Series E prefered shares of StarCloud Media from Venrock Entrepreneurs as the transferor to the Company as the transferee;

(q)	a share transfer (“Transfer 17”) in respect of 1,846,177 Series E preferred shares of StarCloud Media from Crescent Peak II as the transferor to the Company as the transferee;

(r)	a share transfer (“Transfer 18”) in respect of 12,923,236 Series E preferred shares of StarCloud Media from Sennett Investments as the transferor to the Company as the transferee.

2.3 It was noted that, pursuant to the Sale and Purchase Agreement, the Vendors have each undertaken to the Company that they shall deliver to the Company on Completion (as defined therein) the share certificates in respect of all the shares owned by them, respectively, in the share capital of StarCloud Media and which are the subject of the Sale and Purchase Agreement, together with instruments of transfer in favour of the Company in respect of such shares duly executed by the registered holders thereof.

2.4 It was noted that, pursuant to the Sale and Purchase Agreement, the Company has undertaken to each Vendor to deliver original share certificates for the Consideration Shares issued by the Company in such share amounts and to such persons/entities as set forth on Schedule 1, Part B of the Sale and Purchase Agreement, as soon as reasonably practicable following the Completion (as defined therein) and in any event not later than fifteen days after the Completion (as defined therein).

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2.5 It was noted that written resolutions (the “Written Resolutions”) of the shareholders of the Company had previously been passed approving, among other matters, the adoption of the Amended and Restated Memorandum and Articles of Association and the Sale and Purchase Agreement.

3.	AGREEMENT FOR THE TRANSFER AND ASSUMPTION OF OBLIGATIONS

It is noted that the Company and all parties to the Series D Preferred Shares Purchase Agreement dated March 26, 2008, the Series E Preferred Shares Purchase Agreement dated July 16, 2010, the Fifth Amended and Restated Shareholders’ Agreement dated July 28, 2010, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated July 28, 2010, and the Fourth Amended and Restated Voting Agreement dated July 28, 2010, proposed to enter into an agreement for the transfer and assumption of obligations (“Agreement for the Transfer and Assumption of Obligations”), pursuant to which, StarCloud Media will assign all of its rights and obligations under the above Series D Preferred Shares Purchase Agreement, Series E Preferred Shares Purchase Agreement, the Fifth Amended and Restated Shareholders’ Agreement, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement and the Fourth Amended and Restated Voting Agreement to the Company. It is noted that the draft Agreement for the Transfer and Assumption of Obligations has been reviewed by the directors and the terms thereof fully discussed.

It is noted that pursuant to the Agreement for the Transfer and Assumption of Obligations, the board of directors of the Company shall be the same as the board of directors of StarCloud Media.

4.	SHARE INCENTIVE PLAN AND OPTION EXCHANGE AGREEMENTS

4.1 It was noted that the directors of the Company wishes to adopt and approve a share incentive plan in order to attract and retain the best available personnel, and provide additional incentives to employees, directors and consultants of the Company. It was also noted that the Written Resolutions had previously been passed approving, among other matters, the Company’s 2010 Share Incentive Plan (the “Share Incentive Plan”).

4.2 It was noted that the Company and StarCloud Media proposed to enter into the option exchange agreements (the “Option Exchange Agreements”) with each grantee thereunder, pursuant to which the parties thereto will exchange the option to purchase ordinary shares in StarCloud Media for the option to purchase ordinary shares in the Company. It is noted that the draft form of the Option Exchange Agreements has been reviewed by the directors and the terms thereof fully discussed.

5	WARRANT EXCHANGE AGREEMENTS

It was also noted that the Company, StarCloud Media proposed to enter into the warrant exchange agreements (the “Warrant Exchange Agreements”) with each warrant holder thereunder, pursuant to which the parties thereto will exchange the warrant to purchase Series E preferred shares or Series D preferred shares in StarCloud Media for warrant to purchase Series E preferred shares or Series D preferred shares in the Company. It is noted that the draft form of the Warrant Exchange Agreements has been reviewed by the directors and the terms thereof fully discussed.

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6	RESOLUTIONS

RESOLVED THAT:

(a)	the acquisition of the Sale Shares would be in the best interests and commercial benefit of the Company and such acquisition be and the same is hereby approved;

(b)	the form and substance of the Sale and Purchase Agreement, attached hereto as Exhibit A, be and is hereby approved;

(c)	any one Director of the Company (a “Director”) be and is hereby authorised to sign for and on behalf of the Company the Sale and Purchase Agreement and the share transfer forms (if necessary) for the Transfers 1 through 18;

(d)	any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to above, and such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Sale and Purchase Agreement;

(e)	any Director be and is hereby authorised to allot and the Company issue as fully paid, validly issued and nonassessable, an aggregate of (i) 11,999,900 Ordinary Shares, (ii) 6,000,000 Series A Preferred Shares, (iii) 11,333,340 Series B Preferred Shares, (iv) 13,781,800 Series C Preferred Shares, (v) 21,671,117 Series D Preferred Shares, and (v) 18,461,767 Series E Preferred Shares of the Company (the “Consideration Shares”) to the Vendors (or their respective nominees) in such proportions as set out in Part B of Schedule 1 of the Sale and Purchase Agreement and the allottees be entered in the Company’s register of members as the holders of the said Consideration Shares;

(f)	any one Director or officer of the Company be and is hereby authorised to issue share certificates evidencing the issue and allotment of the Consideration Shares as disclosed above;

(g)	the form and substance of the Agreement for the Transfer and Assumption of Obligations, attached hereto as Exhibit B, be and is hereby approved;

(h)	any one Director be and is hereby authorised to sign for and on behalf of the Company the Agreement for the Transfer and Assumption of Obligations;

(i)	any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to above, and such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Agreement for the Transfer and Assumption of Obligations;

(j)	Sam Yung King Lai; Zhang Suyang, David Mc Kee Hand and Hany Nada are appointed as directors of the Company with immediate effect.

(k)	the form and substance of the Share Incentive Plan, attached hereto as Exhibit C, be and is hereby approved,

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(l)	the form and substance of the form of Option Agreement of the Company (“Option Agreement”), attached hereto as Exhibit D, be and is hereby approved, and the Company be and is hereby authorized and approved to grant that number of options to purchase ordinary shares of the Company to the grantees pursuant to the Share Incentive Plan, subject to entering into the Option Exchange Agreement or the Option Agreement between the Company and each grantee;

(m)	the form and substance of the Option Exchange Agreements, attached hereto as Exhibit E, be and is hereby approved, and any one Director be and is hereby authorised to sign for and on behalf of the Company the Option Exchange Agreements;

(n)	the form and substance of the Warrant Exchange Agreement, attached hereto as Exhibit F, be and is hereby approved, and any one Director be and is hereby authorised to sign for and on behalf of the Company the Warrant Exchange Agreements;

(o)	any one Director be and hereby is authorized and approved to issue warrants to purchase shares of the Company purusant to the Warrant Exchange Agreements and any one Director be and is hereby authorized to allot and issue shares of the Company upon exercise of these warrants;

(p)	any one Director be and is hereby authorised to approve any amendments to each of the documents referred to in this paragraph 6, such approval being conclusively evidenced by his signature on the relevant documents;

(q)	any Director be authorised to give, make, sign, execute (under hand, seal or as a deed) and deliver the documents referred to in these resolutions (“Documents”) and all such deeds, agreements, letters, notices, certificates, acknowledgements, receipts, authorisations, instructions, releases, waivers, appointments of agents for service of process and other documents (whether of a like nature or not) (“Ancillary Documents”) as may in the sole opinion and absolute discretion of any Director be considered necessary or desirable for the purpose of compliance with any condition precedent or the coming into effect of or otherwise giving effect to, consummating or completing or procuring the performance and completion of all or any of the transactions contemplated by or referred to in any of the Documents and to do all other such acts and things as might in the sole opinion and absolute discretion of any Director be necessary or desirable for the purposes aforesaid;

(r)	the Ancillary Documents be in such form as any Director shall in his absolute discretion and sole opinion approve, the signature of any such Director on any of the Ancillary Documents being due evidence for all purposes of his approval of the terms thereof on behalf of the Company;

(s)	the Documents and Ancillary Documents (where required to be executed by the Company) be executed by the signature thereof of any Director or where required to be executed as a deed, be either (a) sealed by the affixing thereto of the common seal of the Company, and witnessed as required by the articles of association of the Company, or (b) executed as a deed by any Director on behalf of the Company;

(t)	all the Documents and Ancillary Documents be valid, conclusive, binding on and enforceable against the Company when executed and delivered in manner aforesaid; and

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(u)	each of the Directors are hereby authorized and directed to take any and all other actions and to execute any other documents that they deem necessary or appropriate to carry out the intent of the foregoing resolutions, and all prior actions taken in connection therewith are hereby confirmed, ratified and approved.

/s/ Wang Wei
Name:	Wang Wei
Title:	Director
Date:

/s/ Marc Christiaen van der Chijs
Name:	Marc Christiaen van der Chijs
Title:	Director
Date:

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SCHEDULE 5

FORM OF AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION OF

TUDOU HOLDINGS LIMITED

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SCHEDULE 6

FORM OF BOARD RESOLUTIONS OF STARCLOUD MEDIA CO., LIMITED

StarCloud Media Co., Limited

(Incorporated In B.V.I.)

WRITTEN RESOLUTIONS OF ALL THE DIRECTORS OF THE COMPANY DATED SEPTEMBER [ 21 ] , 2010.

We, the undersigned, being all the directors of the Company HEREBY RESOLVE AS FOLLOWS:

1.	Disclosure of interests

It is noted that the directors declared their interests in the matters referred to herein that would require disclosure in accordance with the articles of association of the Company.

2.	Transaction Documents

It is noted that the Company proposed to enter into a sale and purchase agreement (the “Sale and Purchase Agreement”), pursuant to which the vendors of shares of the Company named therein shall transfer their shares in the Company to Tudou Holdings Limited (“Tudou Holdings”) in exchange for shares in Tudou Holdings to be issued to them by Tudou Holdings. It is noted that the draft Sale and Purchase Agreement, attached hereto as Exhibit A, has been reviewed by the directors and the terms thereof fully discussed.

It is noted that Tudou Holdings and all parties to the Series D Preferred Shares Purchase Agreement, dated March 26, 2008, the Series E Preferred Shares Purchase Agreement, dated July 16, 2010, the Fifth Amended and Restated Shareholders’ Agreement, dated July 28, 2010, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated July 28, 2010 and the Fourth Amended and Restated Voting Agreement, dated July 28, 2010, proposed to enter into an agreement for the transfer and assumption of obligations (“Agreement for the Transfer and Assumption of Obligations”), pursuant to which, the Company will assign all of its rights and obligations under the above Series D Preferred Shares Purchase Agreement, Series E Preferred Shares Purchase Agreement, the Fifth Amended and Restated Shareholders’ Agreement, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement and the Fourth Amended and Restated Voting Agreement to Tudou Holdings. It is noted that the draft Agreement for the Transfer and Assumption of Obligations, attached hereto as Exhibit B, has been reviewed by the directors and the terms thereof fully discussed.

It is noted that the Company and Tudou Holdings proposed to enter into the option exchange agreements (the “Option Exchange Agreements”) with each grantee thereunder, pursuant to which the parties thereto will exchange the option to purchase ordinary shares in the Company for the option to purchase ordinary shares in Tudou Holdings. It is noted that the draft form of the Option Exchange Agreements has been reviewed by the directors and the terms thereof fully discussed.

It is also noted that the Company and Tudou Holdings proposed to enter into the warrant exchange agreements (the “Warrant Exchange Agreements”) with each warrant holder thereunder, pursuant to which the parties thereto will exchange the warrant to purchase Series E preferred shares or Series D preferred shares in the Company for warrant to purchase Series E preferred shares or Series D preferred shares in Tudou Holdings. It is noted that the draft form of the Warrant Exchange Agreements has been reviewed by the directors and the terms thereof fully discussed.

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The Agreement for the Transfer and Assumption of Obligations, the Sale and Purchase Agreement, the Option Exchange Agreements and the Warrant Exchange Agreements are herein collectively referred to as the “Agreements”.

3.	Resolutions

IT IS UNANIMOUSLY RESOLVED:

(i)	THAT the Agreements be and are hereby approved.

(ii)	THAT the following transfers of the Sale Shares (as defined in the Sale and Purchase Agreement) be approved, instruments of transfer signed on behalf of the transferors having been received by the Company, upon and with effect from Completion of the Sale and Purchase Agreement in accordance with its terms:

Transferor	No. and Type of Shares	Transferee
FIRST EASY GROUP LIMITED	11,300,000 ordinary	Tudou Holdings Limited
FAST ACTION MANAGEMENT LIMITED	700,000 ordinary	Tudou Holdings Limited
IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.	6,000,000 Series A preferred	Tudou Holdings Limited
2,000,000 Series B preferred
362,680 Series C preferred
IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.	1,144,601 Series D preferred	Tudou Holdings Limited
738,471 Series E preferred
GGV II DELAWARE L.L.C.	4,666,670 Series B preferred	Tudou Holdings Limited
1,088,040 Series C preferred
3,052,271 Series D preferred
1,846,177 Series E preferred
JAFCO ASIA TECHNOLOGY FUND III	4,666,670 Series B preferred	Tudou Holdings Limited
725,360 Series C preferred
GENERAL CATALYST GROUP IV, L.P.	4,239,660 Series C preferred	Tudou Holdings Limited
1,858,361 Series D preferred
791,322 Series E preferred
GC ENTREPRENEURS FUND IV, L.P.	112,490 Series C preferred	Tudou Holdings Limited
49,307 Series D preferred
20,996 Series E preferred
CAPITAL TODAY INVESTMENT IV LIMITED	4,352,150 Series C preferred	Tudou Holdings Limited

KTB CHINA OPTIMUM FUND	2,176,060 Series C preferred	Tudou Holdings Limited

CA-JAIC CHINA INTERNET FUND	725,360 Series C preferred	Tudou Holdings Limited
305,227 Series D preferred
CRESCENT PEAK LIMITED	5,985,918 Series D preferred	Tudou Holdings Limited
CRESCENT P.E., LTD.	5,460,095 Series D preferred	Tudou Holdings Limited

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VENROCK ASSOCIATES V, L.P.	3,442,579 Series D preferred	Tudou Holdings Limited
266,529 Series E preferred
VENROCK PARTNERS V, L.P.	291,873 Series D preferred	Tudou Holdings Limited
22,597 Series E preferred
VENROCK ENTREPRENEURS FUND V, L.P.	80,885 Series D preferred	Tudou Holdings Limited
6,262 Series E preferred
CRESCENT PEAK II LIMITED	1,846,177 Series E preferred	Tudou Holdings Limited
SENNETT INVESTMENTS (MAURITIUS) PTE LTD	12,923,236 Series E preferred	Tudou Holdings Limited
Total	83,248,024

(iii)	THAT any Director of the Company be and is hereby authorized to give, make, sign, execute (under hand, seal or as a deed) and deliver the Agreements and all such deeds, agreements, letters, notices, certificates, acknowledgements, receipts, authorizations, instructions, releases, waivers, proxies, appointments of agents for service of process and other documents (whether of a like nature or not) (“Ancillary Documents”) as may in the sole opinion and absolute discretion of any Director be considered necessary or desirable for the purpose of compliance with any condition precedent or the coming into effect of or otherwise giving effect to, consummating or completing or procuring the performance and completion of all or any of the transactions contemplated by or referred to in any of the Agreements and to do all other such acts and things as might in the sole opinion and absolute discretion of any Director be necessary or desirable for the purposes aforesaid.

(iv)	THAT the Ancillary Documents be in such form as any Director of the Company shall in his absolute discretion and sole opinion approve, the signature of any such person on any of the Ancillary Documents being due evidence for all purposes of his approval of the terms thereof on behalf of the Company.

(v)	THAT the Agreements and Ancillary Documents (where required to be executed as deeds, under seal or as agreements under hand by the Company) be executed by the signature thereon of any Director of the Company or in such other manner as is permitted by the Articles of Association of the Company.

(vi)	THAT all the Agreements and Ancillary Documents be valid, conclusive, binding on and enforceable against the Company when executed and delivered in manner aforesaid.

(vii)	THAT each of the directors of the Company are hereby authorized and directed to take any and all other actions and to execute any other documents that they deem necessary or appropriate to carry out the intent of the foregoing resolutions, and all prior actions taken in connection therewith are hereby confirmed, ratified and approved.

(viii)	THAT in accordance with the above resolutions the register of members of the Company be updated and a share certificate or certificates be issued to Tudou Holdings.

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Dated SEPTEMBER [ 21 ], 2010

/s/ Wang Wei
Wang Wei

/s/ Sam Yung King Lai
Sam Yung King Lai

/s/ Zhang Suyang
Zhang Suyang

/s/ David Mc Kee Hand
David Mc Kee Hand

/s/ Hany Nada
Hany Nada